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                                                                Effective as of
                                                                    May 1, 1998


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York  10036


            Re: Fifteenth Amendment to Financing Agreements


Gentlemen:

            Reference is made to the Accounts Financing Agreement
[Security Agreement] between Congress Financial Corporation ("Congress") and I.C. Issacs & Company L.P. ("Borrower"), dated June 16, 1992 (as amended, the "Accounts Agreement"), the Covenant Supplement to the Accounts Agreement between Congress and Borrower, dated June 16, 1992 (as amended, the "Covenant Supplement"), the letter re Inventory Loans between Congress and Borrower, dated December 31, 1994 (as amended, the "Inventory Loan Letter"), the Trade Financing Agreement Supplement to the Accounts Agreement between Congress and Borrower, dated June 16, 1992 (as amended, the "Trade Financing Agreement Supplement"), and all other agreements, supplements, instruments and documents related thereto and executed in connection therewith (collectively, all of the foregoing, as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Financing Agreements." Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Financing Agreements.

            Borrower has requested certain modifications and amendments to the Financing Agreements and Congress is willing to agree to such modifications, subject to the terms and conditions set forth herein.

            In consideration of the foregoing, the mutual agreements and covenants contained herein and for other good and valuable consideration, Borrower and Congress hereby agree as follows:

            1. Accounts Agreement. The Accounts Agreement shall be and is hereby amended as follows, effective as of May 1, 1998:

                a. In Section 2.1 of the Accounts Agreement, the percentage of "eighty (80%) percent" shall be deleted and the


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percentage of "eighty-five (85%) percent" shall be inserted in its stead;

                b. The first sentence of Section 3.1 of the Accounts Agreement is deleted and the following is inserted in its stead:

                "Interest shall be payable by us to you on the first day of each month upon the closing daily balances in our loan account for each day during the immediately preceding month at a rate equal to one quarter of one (.25%) percent per annum below the rate from time to time publicly announced by CoreStates Bank, N.A., or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank."

                c. The term "Renewal Date" as defined in Section 9.1 of the Accounts Agreement shall be amended to mean June 30, 1999;

                d. Borrower shall only be required to provide Congress with a schedule of Accounts, which shall be in form and substance satisfactory to Congress, once each week based upon the end of the immediately preceding week, provided however, if Borrower's unused loan availability under the formulas and sublimits set forth in the Financing Agreements is less than $5,000,000, Congress may require that it be provided with schedules of Accounts on a more frequent basis.

            2. Inventory Loan Sublimit. In Section 3 of the Inventory Loan Letter, the figure of "$4,000,000" is deleted and the figure of "$6,000,000" is inserted in its stead.

            3. Letter of Credit Sublimit. In Section 1.5 of the Trade Financing Agreement Supplement, the figure of "$10,000,000" is deleted and the figure of "$12,000,000" is inserted in its stead.

            4. Termination of Personal Guaranties. The personal guaranties of Borrower's obligations and indebtedness to Congress executed by, respectively, Ira Hechler, Robert Arnot, Gerald Lear, Eugene Wielepski, Gary Brashers and Stanley Keller shall be and are hereby terminated, discharged and released in their entirety.

            5. Conditions Precedent. This Amendment shall be effective on May 1, 1998 and upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Congress:

                a. no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be


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existing and continuing which, with notice or passage of time or both, would constitute an Event of Default; and

                b. Congress shall have received, in form and substance satisfactory to Congress, an original of this Amendment, duly authorized, executed and delivered by Borrower.

            6. Effect of this Amendment. Except as specifically modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby ratified and confirmed by all parties hereto as of the date hereof. This Amendment represents and incorporates the entire understanding and agreements of the parties with respect to the matters set forth herein and the parties hereto agree that there are no representations, warranties, covenants or understandings of any kind, nature or description whatsoever made by Congress to Borrower with respect to this Amendment, except as specifically set forth herein. This Amendment represents the final agreement between the parties as to the subject matter hereof and may not be contradicted by evidence or prior, contemporaneous or subsequent oral agreements of the parties.

            7. Waiver, Modification, Etc. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought.

            8. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

            9. Counterparts. This Amendment may be executed in one or more counterparts which, taken together, shall constitute the agreement of the parties.

                                           Very truly yours,


                                           I.C. ISAACS & COMPANY, INC., L.P.

                                       By: I.C. ISAACS & COMPANY,
                                           INC.,
Agreed and Accepted                        formerly known as
                                           Isbuyco, Inc.,
CONGRESS FINANCIAL CORPORATION             General Partner

By: /s/ Lawrence S. Forte                  By: /s/ Eugene C. Wielepski
    ------------------------------             ---------------------------

Title: First Vice President                Title: Vice President
       ---------------------------                ------------------------


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